Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
July 25, 2023	Donna Lyden
908-872-0278
donna.lyden@verizon.com

Eric Wilkens
201-572-9317
eric.wilkens@verizon.com

Strong wireless service revenue growth and
cash flow highlight Verizon's 2Q results
Notable year over year improvement in Verizon Consumer postpaid phone gross additions

Eighth consecutive quarter that Verizon Business reported more than 125,000 postpaid phone net additions

2Q 2023 highlights

Consolidated:
•$1.10 in EPS, compared with $1.24 in second-quarter 2022; adjusted EPS1, excluding special items, of $1.21, compared with $1.31 in second-quarter 2022.
•Total operating revenue of $32.6 billion, a decrease of 3.5 percent from second-quarter 2022.
•First-half 2023 cash flow from operations of $18.0 billion, an increase from $17.7 billion in first-half 2022.
•Net income of $4.8 billion, a decrease of 10.3 percent from second-quarter 2022, and consolidated adjusted EBITDA1 of $12.0 billion, up 0.8 percent year over year.

Total Broadband:
•Total broadband net additions of 418,000, reflecting a strong demand for fixed wireless and Fios products. This result included 384,000 fixed wireless net additions, an increase from 256,000 fixed wireless net additions in second-quarter 2022. This is the third consecutive quarter that Verizon reported more than 400,000 broadband net additions. Verizon now has nearly 2.3 million subscribers on its fixed wireless service.
•54,000 Fios Internet net additions, an increase from 36,000 Fios Internet net additions in second-quarter 2022.

Total Wireless:
•Total wireless service revenue3 of $19.1 billion, a 3.8 percent increase year over year.
•Postpaid phone net additions of 8,000, and retail postpaid net additions of 612,000. Total wireless postpaid phone gross additions increased 2.0 percent year over year, primarily driven by a 6.9 percent year over year growth in Consumer postpaid phone gross additions.
•Total retail postpaid churn of 1.07 percent, and retail postpaid phone churn of 0.83 percent.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) reported second-quarter results today highlighted by wireless service revenue growth, increased cash flow from operations and strong momentum heading into the second half of the year.
"In the second quarter, we showed progress in our key priorities of growing wireless service revenue, delivering healthy consolidated adjusted EBITDA, and increasing free cash flow," said Chairman and CEO Hans Vestberg. "We look forward to extending our network leadership in the second half of the year by continuing our rapid C-Band deployment as we are laser focused on providing value to our customers. The steps that we have taken to improve our operational performance are working, and we are confident that we will achieve our financial targets for the full year."
For second-quarter 2023, Verizon reported EPS of $1.10, compared with $1.24 in second-quarter 2022. On an adjusted basis1, excluding special items, EPS was $1.21 in second-quarter 2023, compared with adjusted EPS1 of $1.31 in second-quarter 2022.
Second-quarter 2023 earnings reflected a pre-tax loss from special items of approximately $598 million. This included a pre-tax severance charge of $237 million, the impacts of amortization of intangible assets related to TracFone and other acquisitions of $206 million, and a pre-tax asset rationalization charge of $155 million related to certain real estate and non-strategic assets that the company has decided to cease use of as part of its transformation initiatives.
Consolidated results
•Total consolidated operating revenue in second-quarter 2023 of $32.6 billion, a decrease of 3.5 percent from second-quarter 2022. This decrease was primarily due to reduced wireless equipment revenue and lower postpaid phone upgrade activity.
•Total wireless service revenue3 in second-quarter 2023 increased 3.8 percent year over year. This increase was driven primarily by pricing actions implemented in recent quarters, the larger allocation of administrative and telco recovery fees from other revenue into wireless service revenue, and a growing contribution from fixed wireless offerings.
•Net income of $4.8 billion, a decrease of 10.3 percent compared to second-quarter 2022, and consolidated adjusted EBITDA1 of $12.0 billion, an increase of 0.8 percent year over year.

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•First-half 2023 cash flow from operations totaled $18.0 billion, an increase from $17.7 billion in first-half 2022. This increase continues to be related to lower receivables and lower inventory levels tied to fewer upgrades, which were offset by higher cash income taxes and interest expense.
•Capital expenditures in first-half 2023 were $10.1 billion.
•The company ended first-half 2023 with free cash flow1 of $8.0 billion, an increase from $7.2 billion in first-half 2022.
•Verizon's unsecured debt as of the end of second-quarter 2023 decreased by $662 million sequentially to $131.4 billion. The company's net unsecured debt1 balance improved sequentially by $3.2 billion to $126.6 billion. At the end of second-quarter 2023, Verizon's ratio of unsecured debt to net income (LTM) was approximately 6.1 times, and its net unsecured debt to adjusted EBITDA ratio1 was approximately 2.6 times.
Verizon Consumer results
•Total Verizon Consumer revenue was $24.6 billion, a decrease of 4.1 percent year over year. Growth in service and other revenue was offset by wireless equipment revenue declines.
•Wireless service revenue increased 3.5 percent year over year. This increase was driven by growth in retail postpaid Average Revenue Per Account (ARPA), partially offset by a decline in retail postpaid phone connections and prepaid connections.
•Consumer wireless retail postpaid churn was 0.95 percent in second-quarter 2023, and wireless retail postpaid phone churn was 0.76 percent.
•In second-quarter 2023, Consumer reported 136,000 wireless retail postpaid phone net losses. Consumer postpaid phone gross additions increased 6.9 percent year over year, and continued the momentum that began in second-half 2022.
•Consumer reported 304,000 wireless retail prepaid net losses in second-quarter 2023.
•Consumer reported 251,000 fixed wireless net additions and 51,000 Fios Internet net additions in second-quarter 2023. Consumer Fios revenue was $2.9 billion in second-quarter 2023, a decrease of 0.3 percent year over year.
•In second-quarter 2023, Consumer operating income was $7.3 billion, an increase of 2.5 percent year over year, and segment operating income margin was 29.8 percent, an increase from 27.9 percent in second-quarter 2022. Segment EBITDA1 in second-quarter 2023 was $10.6 billion, an increase of 2.1 percent year over year. This improvement can be attributed to service revenue growth and lower upgrade volumes. Segment EBITDA margin1 was 43.1 percent, an increase from 40.5 percent in second-quarter 2022.
Verizon Business results
•Total Verizon Business revenue was $7.5 billion in second-quarter 2023, a decrease of 1.9 percent year over year. Growth in wireless service revenue was more than offset by lower wireline revenue and lower wireless equipment revenue.
•Business wireless service revenue was $3.4 billion, an increase of 5.3 percent year over year. This growth was driven by continued strong net additions and pricing actions implemented in recent quarters.

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•Business reported 308,000 wireless retail postpaid net additions in second-quarter 2023, including 144,000 postpaid phone net additions. This was the eighth consecutive quarter that Business reported more than 125,000 postpaid phone net additions.
•Business wireless retail postpaid churn was 1.48 percent in second-quarter 2023, and wireless retail postpaid phone churn was 1.10 percent.
•Business reported 133,000 fixed wireless net additions in second-quarter 2023.
•In second-quarter 2023, Verizon Business operating income was $533 million, a decrease of 21.0 percent year over year, and segment operating income margin was 7.1 percent, a decrease from 8.9 percent in second-quarter 2022. Segment EBITDA1 was $1.6 billion in second-quarter 2023, a decrease of 6.5 percent year over year, driven by continued declines in high margin wireline revenues. Segment EBITDA margin1 was 21.9 percent in second-quarter 2023, a decrease from 22.9 percent in second-quarter 2022.
Outlook and guidance
The company does not provide a reconciliation for any of the following adjusted (non-GAAP) forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.
For 2023, Verizon continues to expect the following:
•Total wireless service revenue growth2 3 of 2.5 percent to 4.5 percent.
•Adjusted EBITDA1 of $47.0 billion to $48.5 billion.
•Adjusted EPS1 of $4.55 to $4.85.
•Adjusted effective income tax rate1 in the range of 22.5 percent to 24.0 percent.
•Capital spending in the range of $18.25 billion to $19.25 billion.
1 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
2 Includes a benefit of approximately 190 basis points from the reallocation from other revenue to wireless service revenue. This results from a larger allocation of administrative and telco recovery charges which partly recover network operating costs.
3 Total wireless service revenue represents the sum of Consumer and Business segments.
Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $136.8 billion in 2022. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.
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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “plans” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including any inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation in the markets in which we operate; cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; the impact of public health crises on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, public health crises or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related regulatory developments, litigation, liability, compliance costs, penalties, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22	% Change	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22	% Change

Operating Revenues
Service revenues and other	$27,319	$27,115	0.8	$54,471	$54,333	0.3
Wireless equipment revenues	5,277	6,674	(20.9)	11,037	13,010	(15.2)
Total Operating Revenues	32,596	33,789	(3.5)	65,508	67,343	(2.7)

Operating Expenses
Cost of services	6,986	6,932	0.8	14,064	14,159	(0.7)
Cost of wireless equipment	5,778	7,488	(22.8)	12,204	14,611	(16.5)
Selling, general and administrative expense	8,253	7,496	10.1	15,759	14,668	7.4
Depreciation and amortization expense	4,359	4,321	0.9	8,677	8,557	1.4
Total Operating Expenses	25,376	26,237	(3.3)	50,704	51,995	(2.5)

Operating Income	7,220	7,552	(4.4)	14,804	15,348	(3.5)
Equity in earnings (losses) of unconsolidated businesses	(33)	41	*	(24)	38	*
Other income (expense), net	210	49	*	324	(875)	*
Interest expense	(1,285)	(785)	63.7	(2,492)	(1,571)	58.6
Income Before Provision For Income Taxes	6,112	6,857	(10.9)	12,612	12,940	(2.5)
Provision for income taxes	(1,346)	(1,542)	(12.7)	(2,828)	(2,914)	(3.0)
Net Income	$4,766	$5,315	(10.3)	$9,784	$10,026	(2.4)

Net income attributable to noncontrolling interests	$118	$116	1.7	$227	$247	(8.1)
Net income attributable to Verizon	4,648	5,199	(10.6)	9,557	9,779	(2.3)
Net Income	$4,766	$5,315	(10.3)	$9,784	$10,026	(2.4)

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.10	$1.24	(11.3)	$2.27	$2.33	(2.6)
Weighted-average shares outstanding (in millions)	4,208	4,201		4,207	4,201

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.10	$1.24	(11.3)	$2.27	$2.33	(2.6)
Weighted-average shares outstanding (in millions)	4,213	4,202		4,212	4,202
Footnotes:
(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	6/30/23	12/31/22	$ Change

Assets
Current assets
Cash and cash equivalents	$4,803	$2,605	$2,198
Accounts receivable	24,108	25,332	(1,224)
Less Allowance for credit losses	922	826	96
Accounts receivable, net	23,186	24,506	(1,320)
Inventories	1,896	2,388	(492)
Prepaid expenses and other	7,503	8,358	(855)
Total current assets	37,388	37,857	(469)

Property, plant and equipment	313,424	307,689	5,735
Less Accumulated depreciation	206,154	200,255	5,899
Property, plant and equipment, net	107,270	107,434	(164)
Investments in unconsolidated businesses	1,015	1,071	(56)
Wireless licenses	151,337	149,796	1,541
Goodwill	28,647	28,671	(24)
Other intangible assets, net	11,097	11,461	(364)
Operating lease right-of-use assets	25,345	26,130	(785)
Other assets	17,856	17,260	596
Total assets	$379,955	$379,680	$275

Liabilities and Equity
Current liabilities
Debt maturing within one year	$14,827	$9,963	$4,864
Accounts payable and accrued liabilities	20,067	23,977	(3,910)
Current operating lease liabilities	4,211	4,134	77
Other current liabilities	12,299	12,097	202
Total current liabilities	51,404	50,171	1,233

Long-term debt	137,871	140,676	(2,805)
Employee benefit obligations	12,357	12,974	(617)
Deferred income taxes	44,055	43,441	614
Non-current operating lease liabilities	20,745	21,558	(813)
Other liabilities	17,021	18,397	(1,376)
Total long-term liabilities	232,049	237,046	(4,997)

Equity
Common stock	429	429	—
Additional paid in capital	13,523	13,420	103
Retained earnings	86,448	82,380	4,068
Accumulated other comprehensive loss	(1,921)	(1,865)	(56)
Common stock in treasury, at cost	(3,830)	(4,013)	183
Deferred compensation – employee stock ownership plans and other	544	793	(249)
Noncontrolling interests	1,309	1,319	(10)
Total equity	96,502	92,463	4,039
Total liabilities and equity	$379,955	$379,680	$275

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	6/30/23		12/31/22

Total debt	$152,698		$150,639
Unsecured debt	$131,356		$130,631
Net unsecured debt(1)	$126,553		$128,026
Unsecured debt / Consolidated Net Income (LTM)	6.1	x	6.0	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.6x		2.7	x
Common shares outstanding end of period (in millions)	4,204		4,200
Total employees (‘000)	114.2		117.1
Quarterly cash dividends declared per common share	$0.6525		$0.6525
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22	$ Change

Cash Flows from Operating Activities
Net Income	$9,784	$10,026	$(242)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,677	8,557	120
Employee retirement benefits	108	(121)	229
Deferred income taxes	633	1,514	(881)
Provision for expected credit losses	1,061	665	396
Equity in losses (earnings) of unconsolidated businesses, net of dividends received	49	(18)	67
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(620)	(1,959)	1,339
Other, net	(1,672)	(999)	(673)
Net cash provided by operating activities	18,020	17,665	355

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(10,070)	(10,491)	421
Cash received related to acquisitions of businesses, net	—	247	(247)
Acquisitions of wireless licenses	(1,085)	(2,275)	1,190
Collateral receipts (payments) related to derivative contracts, net	824	(2,075)	2,899
Other, net	131	(62)	193
Net cash used in investing activities	(10,200)	(14,656)	4,456

Cash Flows from Financing Activities
Proceeds from long-term borrowings	1,503	3,617	(2,114)
Proceeds from asset-backed long-term borrowings	3,705	5,053	(1,348)
Net proceeds from (repayments of) short-term commercial paper	(167)	2,560	(2,727)
Repayments of long-term borrowings and finance lease obligations	(2,600)	(7,405)	4,805
Repayments of asset-backed long-term borrowings	(2,383)	(2,695)	312
Dividends paid	(5,487)	(5,378)	(109)
Other, net	(157)	411	(568)
Net cash used in financing activities	(5,586)	(3,837)	(1,749)

Increase (decrease) in cash, cash equivalents and restricted cash	2,234	(828)	3,062
Cash, cash equivalents and restricted cash, beginning of period	4,111	4,161	(50)
Cash, cash equivalents and restricted cash, end of period	$6,345	$3,333	$3,012
Footnotes:
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22	% Change	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22	% Change

Operating Revenues
Service	$18,641	$18,149	2.7	$37,097	$36,275	2.3
Wireless equipment	4,430	5,708	(22.4)	9,308	11,082	(16.0)
Other	1,487	1,747	(14.9)	3,010	3,539	(14.9)
Total Operating Revenues	24,558	25,604	(4.1)	49,415	50,896	(2.9)

Operating Expenses
Cost of services	4,367	4,284	1.9	8,799	8,730	0.8
Cost of wireless equipment	4,626	6,221	(25.6)	9,817	12,034	(18.4)
Selling, general and administrative expense	4,988	4,738	5.3	9,909	9,290	6.7
Depreciation and amortization expense	3,247	3,211	1.1	6,461	6,373	1.4
Total Operating Expenses	17,228	18,454	(6.6)	34,986	36,427	(4.0)

Operating Income	$7,330	$7,150	2.5	$14,429	$14,469	(0.3)
Operating Income Margin	29.8%	27.9%		29.2%	28.4%

Segment EBITDA(1)	$10,577	$10,361	2.1	$20,890	$20,842	0.2
Segment EBITDA Margin(1)	43.1%	40.5%		42.3%	41.0%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				6/30/23	6/30/22	% Change

Connections (‘000):
Wireless retail postpaid				92,474	91,475	1.1
Wireless retail prepaid				21,646	23,138	(6.4)
Total wireless retail				114,120	114,613	(0.4)

Wireless retail postpaid phones				74,465	75,197	(1.0)

Fios video				3,091	3,409	(9.3)
Fios internet				6,854	6,626	3.4

Fixed wireless access (FWA) broadband				1,390	384	*
Wireline broadband				7,098	6,938	2.3
Total broadband				8,488	7,322	15.9

Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22	% Change	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22	% Change

Gross Additions (‘000):
Wireless retail postpaid	2,928	2,622	11.7	6,138	5,103	20.3

Net Additions Detail (‘000):
Wireless retail postpaid	304	84	*	625	(42)	*
Wireless retail prepaid	(304)	(229)	(32.8)	(655)	(309)	*
Total wireless retail	—	(145)	*	(30)	(351)	91.5

Wireless retail postpaid phones	(136)	(215)	36.7	(399)	(507)	21.3

Fios video	(69)	(86)	19.8	(143)	(164)	12.8
Fios internet	51	30	70.0	114	85	34.1

FWA broadband	251	168	49.4	507	280	81.1
Wireline broadband	36	13	*	82	50	64.0
Total broadband	287	181	58.6	589	330	78.5

Churn Rate:
Wireless retail postpaid	0.95%	0.93%		1.00%	0.94%
Wireless retail postpaid phones	0.76%	0.75%		0.80%	0.76%
Wireless retail prepaid	4.24%	3.90%		4.28%	3.79%
Wireless retail	1.58%	1.53%		1.63%	1.52%

Revenue Statistics (in millions):
Wireless service revenue	$15,762	$15,236	3.5	$31,361	$30,453	3.0
Fios revenues	$2,886	$2,895	(0.3)	$5,775	$5,806	(0.5)

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22	% Change	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (1)	$131.83	$124.16	6.2	$130.95	$124.06	5.6
Wireless retail postpaid upgrade rate	3.5%	5.6%
Wireless retail postpaid accounts (‘000) (2)				32,976	33,386	(1.2)
Wireless retail postpaid connections per account (2)				2.80	2.74	2.2
Wireless retail prepaid ARPU (3)	$31.42	$31.26	0.5	$31.06	$31.07	—
Footnotes:
(1) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(2) Statistics presented as of end of period.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22	% Change	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22	% Change

Operating Revenues
Enterprise and Public Sector	$3,784	$3,867	(2.1)	$7,571	$7,845	(3.5)
Business Markets and Other(1)	3,109	3,130	(0.7)	6,213	6,206	0.1
Wholesale	590	629	(6.2)	1,193	1,284	(7.1)
Total Operating Revenues	7,483	7,626	(1.9)	14,977	15,335	(2.3)

Operating Expenses
Cost of services	2,543	2,559	(0.6)	5,125	5,165	(0.8)
Cost of wireless equipment	1,152	1,268	(9.1)	2,386	2,578	(7.4)
Selling, general and administrative expense	2,152	2,050	5.0	4,185	4,109	1.8
Depreciation and amortization expense	1,103	1,074	2.7	2,197	2,135	2.9
Total Operating Expenses	6,950	6,951	—	13,893	13,987	(0.7)

Operating Income	$533	$675	(21.0)	$1,084	$1,348	(19.6)
Operating Income Margin	7.1%	8.9%		7.2%	8.8%

Segment EBITDA(2)	$1,636	$1,749	(6.5)	$3,281	$3,483	(5.8)
Segment EBITDA Margin(2)	21.9%	22.9%		21.9%	22.7%
Footnotes:
(1) Referred to as "Business Markets and SaaS" in the first quarter of 2023.
(2) Non-GAAP financial measure.
Our Business segment’s wireless and wireline products and services are organized by the primary customer groups targeted by these offerings. During the first quarter of 2023, Verizon reorganized the customer groups within its Business segment. Previously, this segment was comprised of four customer groups: Small and Medium Business, Global Enterprise, Public Sector and Other, and Wholesale. Following the reorganization, there are now three customer groups: Enterprise and Public Sector, Business Markets and Other, and Wholesale. Enterprise and Public Sector combines the customers previously included in Global Enterprise and Public Sector and Other (excluding BlueJeans and Connect customers) as well as the commercial wireline customers previously included in Small and Medium Business. Business Markets and Other combines the customers previously included in Small and Medium Business (excluding commercial wireline customers), the BlueJeans customers previously included in Global Enterprise and Public Sector and Other, and the Connect customers previously included in Public Sector and Other. The Wholesale customer group remained unchanged. Prior period operating revenue results within the Business segment have been recast for these reorganized customer groups. There was no change to the composition of our reportable segments and total segment results, nor the determination of segment profit.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				6/30/23	6/30/22	% Change

Connections (‘000):
Wireless retail postpaid				29,105	28,208	3.2
Wireless retail postpaid phones				17,856	17,586	1.5

Fios video				64	70	(8.6)
Fios internet				380	367	3.5

FWA broadband				870	316	*
Wireline broadband				464	474	(2.1)
Total broadband				1,334	790	68.9

Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22	% Change	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,590	1,582	0.5	3,197	3,084	3.7

Net Additions Detail (‘000):
Wireless retail postpaid	308	430	(28.4)	620	825	(24.8)
Wireless retail postpaid phones	144	227	(36.6)	280	483	(42.0)

Fios video	(1)	(1)	—	(3)	(1)	*
Fios internet	3	6	(50.0)	7	11	(36.4)

FWA broadband	133	88	51.1	270	170	58.8
Wireline broadband	(2)	(1)	*	(4)	(3)	(33.3)
Total broadband	131	87	50.6	266	167	59.3

Churn Rate:
Wireless retail postpaid	1.48%	1.37%		1.49%	1.35%
Wireless retail postpaid phones	1.10%	1.07%		1.13%	1.07%

Revenue Statistics (in millions):
Wireless service revenue	$3,351	$3,182	5.3	$6,641	$6,307	5.3
Fios revenues	$308	$298	3.4	$615	$593	3.7

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.7%	3.1%
Footnotes:
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
*Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				6/30/23	6/30/22	% Change

Connections (‘000)
Retail postpaid				121,579	119,683	1.6
Retail prepaid				21,646	23,138	(6.4)
Total retail				143,225	142,821	0.3

Retail postpaid phones				92,321	92,783	(0.5)

Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22	% Change	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22	% Change

Net Additions Detail (‘000)
Retail postpaid phones	8	12	(33.3)	(119)	(24)	*
Retail postpaid	612	514	19.1	1,245	783	59.0
Retail prepaid	(304)	(229)	(32.8)	(655)	(309)	*
Total retail	308	285	8.1	590	474	24.5

Account Statistics
Retail postpaid accounts (‘000) (1)				34,855	35,132	(0.8)
Retail postpaid connections per account (1)				3.49	3.41	2.3
Retail postpaid ARPA (2)	$154.51	$145.50	6.2	$153.39	$145.18	5.7
Retail prepaid ARPU (3)	$31.42	$31.26	0.5	$31.06	$31.07	—

Churn Detail
Retail postpaid phone	0.83%	0.81%		0.87%	0.82%
Retail postpaid	1.07%	1.03%		1.11%	1.03%
Retail prepaid	4.24%	3.90%		4.28%	3.79%
Retail	1.56%	1.50%		1.60%	1.49%

Retail Postpaid Connection Statistics
Upgrade rate	3.3%	5.0%

Revenue Statistics (in millions) (4)
Wireless service	$19,113	$18,418	3.8	$38,002	$36,760	3.4
Wireless equipment	5,277	6,674	(20.9)	11,037	13,010	(15.2)
Wireless other	1,486	1,800	(17.4)	3,001	3,618	(17.1)
Total Wireless	$25,876	$26,892	(3.8)	$52,040	$53,388	(2.5)
Footnotes:
(1) Statistics presented as of end of period.
(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
*Not meaningful

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 3/31/23	3 Mos. Ended 12/31/22	3 Mos. Ended 9/30/22	3 Mos. Ended 6/30/22	3 Mos. Ended 3/31/22

Consolidated Net Income	$4,766	$5,018	$6,698	$5,024	$5,315	$4,711
Add:
Provision for income taxes	1,346	1,482	2,113	1,496	1,542	1,372
Interest expense	1,285	1,207	1,105	937	785	786
Depreciation and amortization expense (1)	4,359	4,318	4,218	4,324	4,321	4,236
Consolidated EBITDA	$11,756	$12,025	$14,134	$11,781	$11,963	$11,105

Add/(subtract):
Other (income) expense, net (2)	$(210)	$(114)	$(2,687)	$439	$(49)	$924
Equity in losses (earnings) of unconsolidated businesses	33	(9)	(4)	(2)	(41)	3
Severance charges	237	—	304	—	—	—
Asset rationalization	155	—	—	—	—	—
	215	(123)	(2,387)	437	(90)	927
Consolidated Adjusted EBITDA	$11,971	$11,902	$11,747	$12,218	$11,873	$12,032
Consolidated Adjusted EBITDA - Year over year change %	0.8%
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments and Early debt redemption costs, where applicable.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)

Unaudited	12 Mos. Ended 6/30/23	12 Mos. Ended 3/31/23	12 Mos. Ended 12/31/22

Consolidated Net Income	$21,506	$22,055	$21,748
Add:
Provision for income taxes	6,437	6,633	6,523
Interest expense	4,534	4,034	3,613
Depreciation and amortization expense (1)	17,219	17,181	17,099
Consolidated EBITDA	$49,696	$49,903	$48,983

Add/(subtract):
Other (income) expense, net (2)	$(2,572)	$(2,411)	$(1,373)
Equity in losses (earnings) of unconsolidated businesses	18	(56)	(44)
Severance charges	541	304	304
Asset rationalization	155	—	—
	(1,858)	(2,163)	(1,113)
Consolidated Adjusted EBITDA	$47,838	$47,740	$47,870
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments and Early debt redemption costs, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	6/30/23		3/31/23	12/31/22

Debt maturing within one year	$14,827		$12,081	$9,963
Long-term debt	137,871		140,772	140,676
Total Debt	152,698		152,853	150,639
Less Secured debt	21,342		20,835	20,008
Unsecured Debt	131,356		132,018	130,631
Less Cash and cash equivalents	4,803		2,234	2,605
Net Unsecured Debt	$126,553		$129,784	$128,026
Consolidated Net Income (LTM)	$21,506			$21,748
Unsecured Debt to Consolidated Net Income Ratio	6.1	x		6.0	x
Consolidated Adjusted EBITDA (LTM)	$47,838			$47,870
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.6x			2.7	x
Net Unsecured Debt - Quarter over quarter change	$(3,231)

Adjusted Earnings per Common Share (Adjusted EPS)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/23				3 Mos. Ended 6/30/22
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.10				$1.24
Amortization of acquisition-related intangible assets	$206	$(53)	$153	0.04	$237	$(62)	$175	0.04
Severance, pension and benefits charges	237	(59)	178	0.04	198	(51)	147	0.03
Asset rationalization	155	(33)	122	0.03	—	—	—	—
	$598	$(145)	$453	$0.11	$435	$(113)	$322	$0.08
Adjusted EPS				$1.21				$1.31
Footnotes:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22

Net Cash Provided by Operating Activities	$18,020	$17,665
Capital expenditures (including capitalized software)	(10,070)	(10,491)
Free Cash Flow	$7,950	$7,174

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22

Operating Income	$7,330	$7,150	$14,429	$14,469
Add Depreciation and amortization expense	3,247	3,211	6,461	6,373
Segment EBITDA	$10,577	$10,361	$20,890	$20,842
Year over year change %	2.1%		0.2%

Total operating revenues	$24,558	$25,604	$49,415	$50,896
Operating Income Margin	29.8%	27.9%	29.2%	28.4%
Segment EBITDA Margin	43.1%	40.5%	42.3%	41.0%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22

Operating Income	$533	$675	$1,084	$1,348
Add Depreciation and amortization expense	1,103	1,074	2,197	2,135
Segment EBITDA	$1,636	$1,749	$3,281	$3,483
Year over year change %	(6.5)%		(5.8)%

Total operating revenues	$7,483	$7,626	$14,977	$15,335
Operating Income Margin	7.1%	8.9%	7.2%	8.8%
Segment EBITDA Margin	21.9%	22.9%	21.9%	22.7%